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                                                                    Exhibit 99.2

                      CONSENT OF PETRIE PARKMAN & CO., INC.

     We hereby consent to the use of our opinion letter dated March 28, 2003 to the Board of Directors of Frontier Oil Corporation, which is included as Annex F to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement, and to references to our firm and such opinion letter in such Joint Proxy Statement/Prospectus under the captions entitled "Summary - The Companies
- Fairness Opinion of Financial Advisor - Frontier," "The Merger - Background of the Merger," "The Merger - Recommendations of Frontier's Board of Directors and Reasons for the Merger" and "The Merger - Opinion of Frontier's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated hereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        PETRIE PARKMAN & CO., INC.

                                        By:    /s/ Jon Hughes
                                               -------------------------
                                        Name:  Jon Hughes
                                               -------------------------


Houston, Texas
May 8, 2003